CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XVIII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending March 31, 2004 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Date:  May 10,  2004                  /s/ Robert A.  Bourne
                                      ------------------------------------------
                                      Name:  Robert A. Bourne  Title:  President
                                      and Treasurer

                                      A   signed   original   of  this   written
                                      statement required by Section 906 has been
                                      provided to CNL Income  Fund  XVIII,  Ltd.
                                      and will be  retained  by CNL Income  Fund
                                      XVIII,   Ltd.   and   furnished   to   the
                                      Securities and Exchange Commission or its staff upon request.